EX-16.14.a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Proxy Statement/Prospectus constituting part of this registration statement on Form N-14 (the "Registration Statement") of our report dated August 24, 2017 on the financial statements and financial highlights in the June 30, 2017 Annual Report to Shareholders of O'Shares FTSE U.S. Quality Dividend ETF, O'Shares FTSE Europe Quality Dividend ETF and O'Shares FTSE Asia Pacific Quality Dividend ETF.

We further consent to references to our Firm under the headings "Service Providers" and "Independent Registered Public Accounting Firms" in the Registration Statement. We also consent to the references to our Firm under the headings "Financial Highlights," "Independent Registered Public Accounting Firm" and "Financial Statements" in October 31, 2017 Prospectus and Statement of Additional Information for O'Shares FTSE U.S. Quality Dividend ETF, O'Shares FTSE Europe Quality Dividend ETF and O'Shares FTSE Asia Pacific Quality Dividend ETF, which are also incorporated by reference into this Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 12, 2018